Exhibit 99.2
On January 1, 2005, Assisted Living Concepts, Inc. (“ALC”) entered into a master lease agreement for five residences located in Oregon totaling 157 units. The master lease included what was determined at January 1, 2005 for accounting purposes to be a “bargain purchase option” and was accounted for as a capital lease. The master lease gave ALC the right to purchase all five buildings for total consideration of $10.3 million consisting of the assumption of $4.7 million of Oregon Housing and Community Services Bonds and $5.6 million in cash. The master lease provides that, in the event the option is not exercised, ALC will continue to lease one of the residences under a prior operating lease. Based upon the current operating performance, the assumption of bonds with an average rate of 8.03%, and various operating restrictions under the bond indentures, ALC determined it was not economically or operationally prudent to exercise the option to purchase these properties at the predefined price.
As a result, ALC expects to terminate operations at four residences consisting of 118 units on December 31, 2009 and to continue operating one residence consisting of 39 units under an operating lease expiring in February 2014 (with a right to extend an additional five years). At September 30, 2009, the decision not to exercise this option resulted in the reclassification of the operations of the four residences from continuing to discontinued operations.
The following unaudited financial information is provided to assist interested parties in determining the impact of discontinued operations on the historical statements of operations of ALC. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted. This financial information should be read in conjunction with the consolidated financial statements and the notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.
ASSISTED LIVING CONCEPTS, INC.
Supplemental Financial Information of Discontinued Operations
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
Revenues	$567	$714

Expenses:
Residence operations (exclusive of depreciation and amortization and residence lease expense shown below)	566	556
Residence lease expense	(3)	(2)
Depreciation and amortization	97	90

Total operating expenses	660	644

(Loss) income from operations	(93)	70
Other expense:
Interest income	1	9
Interest expense	(140)	(148)

Loss from discontinued operations before income taxes	(232)	(69)
Income tax benefit	88	26

Net loss from discontinued operations	$(144)	$(43)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Revenues	$698	$652	$1,265	$1,366

Expenses:
Residence operations (exclusive of depreciation and amortization and residence lease expense shown below)	518	537	1,084	1,093
Residence lease expense	(3)	(2)	(6)	(4)
Depreciation and amortization	98	94	195	184

Total operating expenses	613	629	1,273	1,273

Income (loss) from operations	85	23	(8)	93
Other expense:
Interest income	1	2	2	11
Interest expense	(139)	(146)	(279)	(294)

Loss from discontinued operations before income taxes	(53)	(121)	(285)	(190)
Income tax benefit	19	45	107	71

Net loss from discontinued operations	$(34)	$(76)	$(178)	$(119)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenues	$743	$627	$2,008	$1,993

Expenses:
Residence operations (exclusive of depreciation and amortization and residence lease expense shown below)	516	558	1,600	1,651
Residence lease expense	(5)	(3)	(11)	(7)
Depreciation and amortization	105	96	300	280
Loss on impairment	1,231	—	1,231	—

Total operating expenses	1,847	651	3,120	1,924

Loss from operations	(1,104)	(24)	(1,112)	69
Other expense:
Interest income	1	3	3	14
Interest expense	(137)	(145)	(416)	(439)

Loss from discontinued operations before income taxes	(1,240)	(166)	(1,525)	(356)
Income tax benefit	438	61	545	132

Net loss from discontinued operations	$(802)	$(105)	$(980)	$(224)

	Three
	Months	Year
	Ended	Ended
	December 31,
	2008	2008
Revenues	$516	$2,509

Expenses:
Residence operations (exclusive of depreciation and amortization and residence lease expense shown below)	555	2,206
Residence lease expense	(3)	(10)
Depreciation and amortization	97	377

Total operating expenses	649	2,573

Loss from operations	(133)	(64)
Other expense:
Interest income	2	16
Interest expense	(139)	(578)

Loss from discontinued operations before income taxes	(270)	(626)
Income tax benefit	100	232

Net loss from discontinued operations	$(170)	$(394)